Exhibit 99.1

WHITESTONE REIT

REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Houston, Texas, March 6, 2024 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the fourth quarter and full year of 2023. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in some of the largest, fastest-growing, high-household-income markets in the Sunbelt.

“I am proud of the work and dedication of the Whitestone team in executing our strategic priorities and steadfastly serving our tenants and our neighborhood communities. We finished the year on a very strong note: hitting record occupancy of 94.2%, GAAP leasing spreads of nearly 22% and achieving a year-over-year revenue increase in excess of 5%.  We initiated 2024 Core FFO per share guidance of $0.98 - $1.04 and were pleased to grow the dividend by 3% as announced yesterday. I am fully confident that our stellar financial performance and actions will position Whitestone to deliver attractive profitable growth and drive substantial value for all of our stakeholders in the years ahead.”

– Dave Holeman, Chief Executive Officer

Fourth Quarter 2023 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, Core FFO, NOI and EBITDAre are included herein.

•	Revenues of $37.5 million versus $34.9 million for the fourth quarter of 2022.
•	Net Income attributable to common shareholders of $1.5 million, or $0.03 per diluted share, versus $19.9 million, or $0.40 per diluted share for the fourth quarter of 2022.
•	Funds from Operations (“FFO”) per diluted share of $0.21 versus $0.23 for the fourth quarter of 2022.

•	Core FFO per diluted share of $0.24 versus $0.23 for the fourth quarter of 2022.
•	EBITDAre of $21.0 million versus $20.3 million for the fourth quarter of 2022.
•	Same-Store Net Operating Income (“NOI”) grew 2.4% to $24.0 million versus $23.4 million for the fourth quarter of 2022.
•	Net Effective Annual Base Rental Revenue per leased square foot was up 6.2% to $23.35, compared to the prior year quarter.

Full Year 2023 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

•	Revenues of $147.0 million versus $139.4 million for 2022.
•	Net Income attributable to common shareholders of $19.2 million, or $0.38 per diluted share, versus $35.3 million, or $0.71 per diluted share for 2022.
•	Funds from Operations (“FFO”) per diluted share of $0.88 versus $1.03 for 2022.
•	Core FFO per diluted share of $0.91 versus $1.03 for 2022.
•	EBITDAre of $81.0 million versus $80.8 million for 2022.
•	Same-Store Net Operating Income (“NOI”) grew 2.7% to $92.8 million versus $90.4 million for 2022.

Operating Results

For the three-month periods ending December 31, 2023 and 2022, the Company’s operating highlights were as follows:

	Fourth Quarter 2023	Fourth Quarter 2022
Occupancy:
Wholly Owned Properties – All	94.2%	93.7%
>10,000 Sq Ft Occupancy	97.5%	98.0%
≤ 10,000 Sq Ft Occupancy	92.1%	91.2%
Same Store Property Net Operating Income Change (1)	2.4%	7.1%
Rental Rate Growth - Total (GAAP Basis):	21.8%	23.5%
New Leases	37.3%	24.3%
Renewal Leases	15.3%	23.2%
Leasing Transactions:
Number of New Leases	44	22
New Leases - Lease Term Revenue (millions)	$26.7	$27.5
Number of Renewal Leases	32	38
Renewal Leases - Lease Term Revenue (millions)	$23.6	$9.7

Balance Sheet and Debt Metrics

•	As of December 31, 2023, Whitestone had total debt of $640.5 million, along with capacity and availability of $104.0 million each under its $250 million revolving credit facility
•	As of December 31, 2023, the Company has undepreciated real estate assets of $1.2 billion.

Dividend

On March 5, 2024, the Company declared a quarterly cash distribution of $0.12375 per common share and OP unit for the second quarter of 2024, to be paid in three equal installments of $0.04125 in April, May, and June of 2024. The second quarter dividend represents a 3.13% increase from the first quarter of 2024.

2024 Full Year Guidance

The Company currently estimates that U.S. generally accepted accounting principles (“GAAP”) net income available to common shareholders will be within the range of $0.32 to $0.38 per diluted share, and Core FFO will be within the range of $0.98 to $1.04 per diluted share and OP Unit.

	Initial 2024 Guidance	2023 Actual
	(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT	$16,600 - $19,600	$19,180
Core FFO (1)	$50,985 - $53,985	$46,765

Net income attributable to Whitestone REIT per share	$0.32 - $0.38	$0.38
Core FFO per diluted share and OP Unit (1)	$0.98 - $1.04	$0.91

Key Drivers:
Same store net operating income growth (2)	2.5% - 4.0%	2.7%
Bad debt as a percentage of revenue	0.60% - 1.10%	0.65%
General and administrative expense	$19,700 - $21,200	$20,653
Interest expense	$32,600 - $34,100	$32,866
Ending occupancy	93.8% - 94.8%	94.20%
Net Debt to EBITDAre Ratio (3)	7.0X - 6.6X	7.5X

(1)

For the reconciliation of forward-looking non-GAAP financial measure to the comparable GAAP financial measure, see the “Core FFO per diluted share and OP unit” reconciliation table. Core Funds from Operations (“Core FFO”) is a non-GAAP measure.

(2)	Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.
(3)

Fourth quarter annualized EBITDAre. For the reconciliation of Net Debt to EBITDAre Ratio, a non-GAAP financial measure, to the comparable GAAP financial measure, see the "Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (EBITDAre)" reconciliation table.

Portfolio Statistics

As of December 31, 2023, Whitestone wholly owned 55 Community-Centered Properties™ with approximately 5.0 million square feet of gross leasable area (“GLA”). Five of the 55 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 29 properties in Texas and 26 in Arizona. Whitestone’s Community-Centered Properties™ are located in the MSA's of Austin (5), Dallas-Fort Worth (9), Houston (12), Phoenix (26), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities. The Company also owns an 81.4% equity interest in eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the fourth quarter, the Company’s diversified tenant base was comprised of 1,453 tenants, with the largest tenant accounting for only 2.1% of annualized base rental revenues. No single tenant exceeded 2.1% of total revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Thursday, March 7, 2024, at 8:30 A.M Eastern Time / 7:30 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Thursday, March 21, 2024. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13742561

Supplemental Financial Information

The fourth quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition and results of operations, statements related to our expectations regarding the performance of our business, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of public health emergencies, such as COVID-19, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, including as a result of inflation operating costs or general and administrative expenses; our current geographic concentration in the Houston and Phoenix metropolitan area makes us susceptible to local economic downturns and natural disasters, such as floods and hurricanes, which may increase as a result of climate change, increasing focus by stakeholders on environmental, social, and governance matters, financial institution disruption; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; risks related to generative artificial intelligence tools and language models, along with the potential interpretations and conclusions they might make regarding our business and prospects, particularly concerning the spread of misinformation; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine, the conflict in the Gaza Strip and unrest in the Middle East; the need to fund tenant improvements or other capital expenditures out of operating cash flow; the extent to which our estimates regarding Pillarstone REIT Operating Partnership LP's financial condition and results of operations differ from actual results; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Core Funds from Operations (“Core FFO”) is a non-GAAP measure. From time to time, we report or provide guidance with respect to “Core FFO” which removes the impact of certain non-recurring and non-operating transactions or other items we do not consider to be representative of our core operating results including, without limitation, default interest on debt of real estate partnership, extinguishment of debt cost, gains or losses associated with litigation involving the Company that is not in the normal course of business, and proxy contest professional fees.

Management uses FFO and Core FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, securities analysts, investors and other interested parties use FFO and Core FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Core FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Core FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, management fee (net of related expenses) and gain or loss on sale or disposition of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, management fee (net of related expenses) and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, other REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2023	December 31, 2022

ASSETS
Real estate assets, at cost
Property	$1,221,466	$1,199,041
Accumulated depreciation	(229,767)	(208,286)
Total real estate assets	991,699	990,755
Investment in real estate partnership	31,671	34,826
Cash and cash equivalents	4,572	6,166
Restricted cash	68	189
Escrows and deposits	24,148	12,827
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	30,592	25,570
Receivable due from related party	1,513	1,377
Unamortized lease commissions, legal fees and loan costs	13,783	12,697
Prepaid expenses and other assets(2)	4,765	7,838
Finance lease right-of-use assets	10,428	10,522
Total assets	$1,113,239	$1,102,767

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$640,172	$625,427
Accounts payable and accrued expenses(3)	36,513	36,154
Payable due to related party	1,577	1,561
Tenants' security deposits	8,614	8,428
Dividends and distributions payable	6,025	6,008
Finance lease liabilities	721	735
Total liabilities	693,622	678,313
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 49,610,831 and 49,422,716 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	50	49
Additional paid-in capital	628,079	624,785
Accumulated deficit	(216,963)	(212,366)
Accumulated other comprehensive income	2,576	5,980
Total Whitestone REIT shareholders' equity	413,742	418,448
Noncontrolling interest in subsidiary	5,875	6,006
Total equity	419,617	424,454
Total liabilities and equity	$1,113,239	$1,102,767

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2023	December 31, 2022
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$16,287	$16,828
Accrued rents and other recoveries	26,751	22,103
Allowance for doubtful accounts	(13,570)	(13,822)
Other receivables	1,124	461
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$30,592	$25,570

(2) Operating lease right of use assets (net)	$109	$124
(3) Operating lease liabilities	$112	$129

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues
Rental(1)	$37,247	$34,700	$145,652	$138,200
Management, transaction, and other fees	277	218	1,317	1,221
Total revenues	37,524	34,918	146,969	139,421

Operating expenses
Depreciation and amortization	8,428	8,046	32,966	31,707
Operating and maintenance	8,101	6,435	27,948	25,688
Real estate taxes	3,848	3,740	18,016	17,607
General and administrative	5,002	5,003	20,653	18,066
Total operating expenses	25,379	23,224	99,583	93,068

Other expenses (income)
Interest expense	8,303	8,082	32,866	27,193
(Gain) loss on sale of properties, net	620	(16,950)	(9,006)	(16,950)
Loss on disposal of assets, net	22	180	522	192
Interest, dividend and other investment income	(2)	(22)	(51)	(65)
Total other expenses	8,943	(8,710)	24,331	10,370

Income before equity investment in real estate partnership and income tax	3,202	20,404	23,055	35,983

Equity (deficit) in earnings of real estate partnership	(1,528)	(65)	(3,155)	239
Provision for income tax	(111)	(109)	(450)	(422)
Net Income	1,563	20,230	19,450	35,800

Less: Net income attributable to noncontrolling interests	22	291	270	530

Net income attributable to Whitestone REIT	$1,541	$19,939	$19,180	$35,270

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.03	$0.40	$0.39	$0.72
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.03	$0.40	$0.38	$0.71

Weighted average number of common shares outstanding:
Basic	49,586	49,384	49,501	49,256
Diluted	51,064	50,126	50,813	49,950

Consolidated Statements of Comprehensive Income (Loss)

Net income	$1,563	$20,230	$19,450	$35,800

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	(10,054)	(1,698)	(3,452)	12,925

Comprehensive income	(8,491)	18,532	15,998	48,725

Less: Net income attributable to noncontrolling interests	22	291	270	530
Less: Comprehensive income (loss) attributable to noncontrolling interests	(139)	(24)	(48)	191

Comprehensive income attributable to Whitestone REIT	$(8,374)	$18,265	$15,776	$48,004

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
(1) Rental
Rental revenues	$26,714	$26,090	$105,494	$101,113
Recoveries	10,538	9,151	41,109	38,243
Bad debt	(5)	(541)	(951)	(1,156)
Total rental	$37,247	$34,700	$145,652	$138,200

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$19,450	$35,800
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,966	31,707
Amortization of deferred loan costs	1,089	1,100
Gain on sale of properties	(9,006)	(16,950)
Loss on disposal of assets	522	192
Bad debt	951	1,156
Share-based compensation	3,727	1,511
(Equity) deficit in earnings of real estate partnership	3,155	(239)
Amortization of right-of-use assets - finance leases	94	—
Changes in operating assets and liabilities:
Escrows and deposits	2,312	(1,504)
Accrued rents and accounts receivable	(5,973)	(4,331)
Receivable due from related party	(136)	(530)
Unamortized lease commissions, legal fees and loan costs	(4,592)	(3,386)
Prepaid expenses and other assets	2,484	1,749
Accounts payable and accrued expenses	355	(2,766)
Payable due to related party	16	564
Tenants' security deposits	186	358
Net cash provided by operating activities	47,600	44,431
Cash flows from investing activities:
Acquisitions of real estate	(25,474)	(16,992)
Acquisition of ground lease	—	(9,786)
Additions to real estate	(17,055)	(13,659)
Proceeds from sales of properties	19,847	33,723
Escrowed loan repayment on behalf of real estate partnership	(13,633)	—
Net cash used in investing activities	(36,315)	(6,714)
Cash flows from financing activities:
Distributions paid to common shareholders	(23,684)	(22,958)
Distributions paid to OP unit holders	(332)	(346)
Payments of exchange offer costs	—	(335)
Net proceeds from (payments of) credit facility	42,500	(16,000)
Repayments of notes payable	(30,945)	(3,468)
Payments of loan origination costs	—	(3,632)
Repurchase of common shares	(525)	(537)
Payment of finance lease liability	(14)	—
Net cash used in financing activities	(13,000)	(47,276)
Net decrease in cash, cash equivalents and restricted cash	(1,715)	(9,559)
Cash, cash equivalents and restricted cash at beginning of period	6,355	15,914
Cash, cash equivalents and restricted cash at end of period (1)	$4,640	$6,355

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Year Ended December 31,
	2023	2022
Supplemental disclosure of cash flow information:
Cash paid for interest	$31,136	$26,493
Cash paid for taxes	$435	$366
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$976	$454
Financed insurance premiums	$3,002	$1,846
Value of shares issued under dividend reinvestment plan	$75	$67
Value of common shares exchanged for OP units	$17	$618
Change in fair value of cash flow hedge	$(3,452)	$12,925
Recognition of finance lease liabilities	$—	$735

	December 31,
	2023	2022
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$4,572	$6,166
Restricted cash	68	189
Total cash, cash equivalents and restricted cash	$4,640	$6,355

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
FFO (NAREIT) AND CORE FFO
Net income attributable to Whitestone REIT	$1,541	$19,939	$19,180	$35,270
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	8,394	8,004	32,811	31,538
Depreciation and amortization of real estate assets of real estate partnership (pro rata) (2)	404	404	1,613	1,613
Loss on disposal of assets, net	22	180	522	192
(Gain) loss on sale of properties, net	620	(16,950)	(9,006)	(16,950)
Net income attributable to noncontrolling interests	22	291	270	530
FFO (NAREIT)	$11,003	$11,868	$45,390	$52,193
Adjustments to reconcile to Core FFO:
Early debt extinguishment costs	—	—	—	147
Default interest on debt of real estate partnership (1)(2)	1,375	—	1,375	—
Core FFO	$12,378	$11,868	$46,765	$52,340

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$11,003	$11,868	$45,390	$52,193
Core FFO	$12,378	$11,868	$46,765	$52,340
Denominator:
Weighted average number of total common shares - basic	49,586	49,384	49,501	49,256
Weighted average number of total noncontrolling OP units - basic	693	695	694	738
Weighted average number of total common shares and noncontrolling OP units - basic	50,279	50,079	50,195	49,994

Effect of dilutive securities:
Unvested restricted shares	1,478	742	1,312	694
Weighted average number of total common shares and noncontrolling OP units - diluted	51,757	50,821	51,507	50,688

FFO per common share and OP unit - basic	$0.22	$0.24	$0.90	$1.04
FFO per common share and OP unit - diluted	$0.21	$0.23	$0.88	$1.03

Core FFO per common share and OP unit - basic	$0.25	$0.24	$0.93	$1.05
Core FFO per common share and OP unit - diluted	$0.24	$0.23	$0.91	$1.03

(1)	Includes pro-rata share attributable to real estate partnership.

(2)

We rely on reporting provided to us by our third party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2023 and 2022 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$1,541	$19,939	$19,180	$35,270
General and administrative expenses	5,002	5,003	20,653	18,066
Depreciation and amortization	8,428	8,046	32,966	31,707
(Equity) deficit in earnings of real estate partnership (1)	1,528	65	3,155	(239)
Interest expense	8,303	8,082	32,866	27,193
Interest, dividend and other investment income	(2)	(22)	(51)	(65)
Provision for income taxes	111	109	450	422
(Gain) loss on sale of properties, net	620	(16,950)	(9,006)	(16,950)
Management fee, net of related expenses	—	—	16	112
Loss on disposal of assets, net	22	180	522	192
NOI of real estate partnership (pro rata)(1)	670	594	2,553	3,023
Net income attributable to noncontrolling interests	22	291	270	530
NOI	$26,245	$25,337	$103,574	$99,261
Non-Same Store NOI (2)	(1,214)	(651)	(4,370)	(3,322)
NOI of real estate partnership (pro rata) (1)	(670)	(594)	(2,553)	(3,023)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	24,361	24,092	96,651	92,916
Same Store straight-line rent adjustments	(97)	(424)	(2,284)	(1,466)
Same Store amortization of above/below market rents	(214)	(256)	(862)	(933)
Same Store lease termination fees	(98)	(21)	(698)	(135)
Same Store NOI (3)	$23,952	$23,391	$92,807	$90,382

(1)

We rely on reporting provided to us by our third party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2023 and 2022 have not been made available to us, we have estimated (equity) deficit in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report.

(2)

We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended December 31, 2023 to the three months ended December 31, 2022, Non-Same Store includes properties acquired between October 1, 2022 and December 31, 2023 and properties sold between October 1, 2022 and December 31,2023, but not included in discontinued operations. For purposes of comparing the twelve months ended December 31, 2023 to the twelve months ended December 31, 2022, Non-Same Store includes properties acquired between January 1, 2022 and December 31, 2023, and properties sold between January 1, 2022 and December 31, 2023, but not included in discontinued operations.

(3)

We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended December 31, 2023 to the three months ended December 31, 2022, Same Store includes properties owned before October 1, 2022 and not sold before December 31, 2023. For purposes of comparing the twelve months ended December 31, 2023 to the twelve months ended December 31, 2022, Same Store includes properties owned before January 1, 2022 and not sold before December 31, 2023. Straight line rent adjustments, above/below market rents, and lease termination fees are excluded.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$1,541	$19,939	$19,180	$35,270
Depreciation and amortization	8,428	8,046	32,966	31,707
Interest expense	8,303	8,082	32,866	27,193
Provision for income taxes	111	109	450	422
Net income attributable to noncontrolling interests	22	291	270	530
(Equity) deficit in earnings of real estate partnership (1)	1,528	65	3,155	(239)
EBITDAre adjustments for real estate partnership (1)	448	533	617	2,626
(Gain) loss on sale of properties, net	620	(16,950)	(9,006)	(16,950)
Loss on disposal of assets, net	22	180	522	192
EBITDAre	$21,023	$20,295	$81,020	$80,751

(1)

We rely on reporting provided to us by our third party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2023 and 2022 have not been made available to us, we have estimated (equity) deficit in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial Full Year Guidance for 2024
(in thousands, except per share and per unit data)

	Projected Range Full Year 2024
	Low	High
FFO (NAREIT) and Core FFO per diluted share and OP unit

Net income attributable to Whitestone REIT	$16,600	$19,600
Adjustments to reconcile to FFO (NAREIT)
Depreciation and amortization of real estate assets	34,252	34,252
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	133	133
FFO (NAREIT)	$50,985	$53,985
Adjustments to reconcile to Core FFO
Adjustments	—	—
Core FFO	$50,985	$53,985

Dilutive shares	51,262	51,262
OP Units	695	695
Dilutive share and OP Units	51,957	51,957

Net income attributable to Whitestone REIT per diluted share	$0.32	$0.38
FFO (NAREIT) per diluted share and OP Unit	$0.98	$1.04

Net income attributable to Whitestone REIT per diluted share	$0.32	$0.38
Core FFO per diluted share and OP Unit	$0.98	$1.04

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial Full Year Guidance for 2024
(in thousands)

	Projected Range Fourth Quarter 2024
	Low	High
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$6,161	$5,311
Depreciation and amortization	8,746	8,746
Interest expense	8,013	8,013
Provision for income taxes	134	134
Net income attributable to noncontrolling interests	89	89
EBITDAre	$23,143	$22,293
Annualized EBITDAre	$92,572	$89,172

Outstanding debt, net of insurance financing	616,290	624,290
Less: Cash	(3,000)	(3,000)
Add: Proportional share on net debt of unconsolidated real estate partnership	—	—
Total net debt	$613,290	$621,290

Ratio of Net Debt to EBITDAre	6.6	7.0